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                                                                  Exhibit  10(j)


                              THE JOHNSON & JOHNSON

                               EXCESS SAVINGS PLAN
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                                 Effective as of
                                 January 1, 1996
                              THE JOHNSON & JOHNSON
                               EXCESS SAVINGS PLAN

                                TABLE OF CONTENTS

ARTICLE                                                                  PAGE
-------                                                                  ----
ARTICLE  I            PURPOSE                                              1
ARTICLE II            DEFINITIONS                                          1
ARTICLE III           ELIGIBILITY                                          2
ARTICLE IV            AMOUNT AND METHOD OF PAYMENT OF BENEFITS             2
ARTICLE V             GENERAL PROVISIONS                                   6
ARTICLE VI            ADMINISTRATION OF THE PLAN                           7
ARTICLE VII           NON-DUPLICATION OF BENEFITS                          8

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                              THE JOHNSON & JOHNSON
                               EXCESS SAVINGS PLAN



                               ARTICLE I - PURPOSE


                  1.1 The purpose of the Plan, which is intended to constitute an unfunded deferred compensation plan, is to provide its Members benefits arising from the limitations of Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, and the impact of such limitations on the Johnson & Johnson Savings Plan.

                  1.2 The Johnson & Johnson Excess Savings Plan (the Plan ) is effective January 1, 1996.


                            ARTICLE II - DEFINITIONS

                  When used herein, the following defined terms have the following meanings:

                  2.1 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  2.2 "Compensation" means compensation as defined in the Savings Plan, without regard to the Code Section 401(a)(17) limit.

                  2.3 "Effective Date" means January 1, 1996.

                  2.4 "Employee" means any person who is employed by the Employer.

                  2.5 "Employer" means Johnson & Johnson and affiliated companies eligible to participate in the Savings Plan.

                  2.6 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  2.7 "Long Term Disability" means a physical or mental condition that renders the Member incapacitated as defined under the Johnson & Johnson Long Term Disability Plan.

                  2.8 "Member" means a person who is designated to participate in the Plan in the manner described in Article III.
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                  2.9 "Normal Retirement Date" means the first day of the month next following a Member's attainment of age 65.

                  2.10 "Pension Committee" means the Committee that has been designated by the Board of Directors of the Employer.

                  2.11 "Plan" means the Johnson & Johnson Excess Savings Plan as set forth herein and as may be amended and restated from time to time.

                  2.12 "Plan Year" means the 12 month period beginning on January first.

                  2.13 "Savings Plan" means the Johnson & Johnson Savings Plan as may be amended and restated from time to time.

                            ARTICLE III - ELIGIBILITY

                  3.1 An Employee will automatically become a Member under the Plan if he is eligible to be a member of the Savings Plan under the terms of the Savings Plan, as it may be amended from time to time, and if his Compensation exceeds the Code Section 401(a)(17) limitation on compensation.

                  3.2 Any change in a Member's eligibility to participate under the Plan will not affect Plan benefits previously credited to the Member's bookkeeping account.

                  3.3 Any Employee who is ineligible or becomes ineligible to make contributions to the Savings Plan (whether or not he continues to maintain an account balance under the Savings Plan) is ineligible to participate in this Plan.


              ARTICLE IV - AMOUNT AND METHOD OF PAYMENT OF BENEFITS

                  4.1 Plan Benefit. If the employer contributions to a Member's account under the Savings Plan are or could be reduced or limited in any year because of the limitation imposed by Section 401(a)(17) of the Code, and assuming for these purposes that the Member participates in the Savings Plan and contributes the maximum amount eligible to be matched by the Employer, then a benefit will be paid under this Plan in favor of the Member.

                  4.2 Amount of Benefit. The amount of the benefit payable under this Plan for each Member or, if applicable, to the Member's designated beneficiary, assuming for these purposes that the Member participated in the Savings Plan and contributed the maximum amount eligible to be matched by the Employer, will be equal to the excess of (a) over (b) where:
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                           (a)      is equal to the maximum matching employer
                                    contribution that would otherwise be
                                    allocated to the Member's account under the Savings Plan if the provisions of the Savings Plan were administered without regard to the limitations imposed by Section 401(a)(17) of the Code, and

                           (b)      is the maximum matching employer
                                    contribution that would have been allocated to the Member's account under the Savings Plan after giving effect to any reduction of the employer contribution required by reason of the limitations imposed by Section 401(a)(17) of the Code.

                  4.3 No Employee Contribution Required or Permitted. A Member will be entitled to a benefit under this Plan without regard to whether the Employee made any employee contributions (including any salary reduction contributions) under the Savings Plan. No Member contribution is required or permitted under the Plan.

                  4.4 Bookkeeping Account. The benefits provided under Section
4.2 will be credited each month, or as soon as administratively practicable thereafter, to a bookkeeping account established for each eligible Member.

                  4.5 Earnings on Bookkeeping Account. Amounts credited to a Member's bookkeeping account will be deemed to be invested in and credited with the investment rate of return earned under the Savings Plan's Balanced Fund or any such successor fund. Earnings will be credited for periods following the crediting of benefits to a Member's bookkeeping account in a manner similar to how such earnings are credited under the Savings Plan. No Member is entitled to earnings on his bookkeeping account for service prior to the date of the Member's participation in the Plan. The Pension Committee reserves the right to designate a different rate of earnings for amounts credited or to be credited under this Plan, provided that any new rate shall not apply retroactively.

                  4.6      Election for Payment of Benefits.

                           (a) Each Member may elect, at the time of his or her notification of eligibility to participate in the Plan or as soon as administratively practicable thereafter, one of the following distribution methods:

                                    (1)     lump sum distribution of the entire
                                            bookkeeping account balance as soon
                                            as administratively practicable
                                            following the Member's termination
                                            of employment with the Employer; or

                                    (2)     annual installments over a period of
                                            at least 2 tax years but no more
                                            than 15 tax years with the first
                                            installment to begin as soon as
                                            administratively
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                                            practicable following the Member's
                                            termination of employment with the
                                            Employer.

                                            (i) The amount of the first
                                            installment payment under
                                            distribution method (2) will be
                                            equal to the value of the Member's
                                            bookkeeping account determined in
                                            the month preceding the month in
                                            which the installment payment is
                                            made multiplied by a fraction, the
                                            numerator of which is one and the
                                            denominator of which is the number
                                            of remaining annual installments
                                            including the one being paid, so
                                            that at the end of the installment
                                            period, the entire bookkeeping
                                            account will have been distributed;
                                            provided, however, that adjustments
                                            to future installment payments will
                                            be made at least annually to the
                                            extent necessary to reflect earnings
                                            deemed allocable to the Member's
                                            bookkeeping account. Annual
                                            installments after the first
                                            installment will be determined in
                                            accordance with the procedures
                                            specified in the preceding sentence
                                            and will be made as soon as
                                            administratively practicable
                                            following the year-end valuation of
                                            the Member's bookkeeping account.
                                            During the installment period, the
                                            value of the Member's bookkeeping
                                            account will continue to be credited
                                            with earnings as set forth in
                                            Section 4.5.

                                    If a member makes a distribution election subsequent to the administratively practicable period in which he first receives his notification of eligibility to participate in the Plan, then such election shall be effective only if it is made at least 12 months prior to his termination of employment with the Employer.

                           (b) Each Member may also elect, either at the time of his initial participation in the Plan or at the time no later than 12 months prior to his termination of employment with the Employer, to defer the payment of benefits under this Plan for up to 10 tax years after the Member's termination of employment with the Employer. In the case of any Member who elects a deferred payment, a lump sum distribution of his benefit or the first installment of his benefit (as the member may elect) will be made as soon as administratively practicable in the year selected for the deferred payment based upon the previous year-end's valuation of the Member's bookkeeping account. Future installment
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                                    payments for the Member shall be made as
                                    soon as administratively practicable in
                                    accordance with the installment procedures specified above. During the deferral period, the value of the Member's bookkeeping account will continue to be credited with earnings as set forth in Section 4.5.

                           (c) If a Member terminates employment with the Employer prior to attaining age 55, the Member's entire bookkeeping account will be distributed in a lump sum as soon as administratively practicable following the Member's termination of employment, notwithstanding a Member's election under subsections (a)(2) or (b) of this Section
                                    4.6 to the contrary.

                  4.7 Revocation of Election for Payment of Benefits. Each Member may revoke and change the method of his distribution election made in accordance with Section 4.6, as long as the revocation and distribution election is made no later than 12 months prior to his termination of employment with the Employer. The last distribution election received by the Pension Committee no later than 12 months prior to the Member's termination of employment with the Employer will control.

                  4.8 Payment Where No Election is Made. If no election is made for the distribution of benefits under this Plan, payment will be made in a lump sum as soon as administratively practicable following the Member's termination of employment with the Employer.

                  4.9 Payment to Beneficiary. Notwithstanding any provision in this Article, including any election made by the Member in accordance with
Section 4.6 to the contrary, if the Member dies prior to or following the commencement of payments to him under the Plan, his entire remaining bookkeeping account balance will be paid to the person designated as his beneficiary (or the person otherwise provided under Section 5.7) as soon as administratively practicable following the Member's death.

                  4.10 Limitation on Withdrawal. The commencement of Long Term Disability will not be an event that will entitle a Member to any distributions under the Plan.

                  4.11 Not "Compensation" For Other Purposes. Any benefits payable under this Plan will not be considered Compensation to the Member for purposes of the Savings Plan or any other qualified retirement plan maintained by the Employer.

                  4.12 Vesting of Account. The benefits provided under this Plan will vest in the same manner and at the same time as employer contributions made under the Savings Plan.
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                         ARTICLE V - GENERAL PROVISIONS

                  5.1 Authorization. The adoption of this Plan has been duly authorized by the Pension Committee of Johnson & Johnson.

                  5.2 No Right to Continued Employment. This Plan is not an employment contract and neither the Plan nor any action taken hereunder will be construed as giving to a Member the right to be retained in the employ of the Employer. The Employer may terminate the Member's employment as freely and with the same effect as if this Plan were not in existence.

                  5.3 Binding Nature. This Plan will bind and inure to the benefit of the Employer and its successors and assigns, the Member and his beneficiary. No provision of this Plan precludes the Employer from consolidating or merging into or with, or transferring all or substantially all of its assets to another corporation that assumes this Plan and all obligations of the Employer. In the event of a consolidation, merger or transfer of assets, the term "Employer" will refer to the corporation that assumes the Plan, and this Plan will continue in full force and effect.

                  5.4 Non-Funded Nature. The Employer's obligations under this Plan will not be funded. Notwithstanding the establishment of a bookkeeping account by the Employer under Section 4.4 of this Plan, all payments hereunder will be made out of general assets of the Employer and no special or separate fund will be established or other segregation of assets made to assure its payments.

                  5.5 Non-Assignability. Benefits payable to Members and their beneficiaries may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

                  5.6 Withholding Taxes. The Employer may withhold from any amounts deemed credited or benefits payable under this Plan all Federal, State, City or other taxes as required pursuant to any law or governmental regulation or ruling.

                  5.7 Beneficiary Designation. For purposes of the designation of a beneficiary under this Plan, the beneficiary will be the Member's designated beneficiary under the Savings Plan. If no designation is made or if no designated beneficiary survives the Member, the payment will be made in accordance with the procedures set forth in the Savings Plan.
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                  5.8 Disputes Concerning Beneficiaries. If the Pension
Committee is in doubt as to the right of any person to receive a benefit payable under this Plan, the Pension Committee may, among other alternatives, pay the disputed amount to any court of competent jurisdiction. The payment of the disputed amount to a court of competent jurisdiction shall be a complete discharge of the liability of the Employer therefor.

                  5.9 Amendment and Termination. This Plan may be amended, suspended or terminated, in whole or in part, subject to applicable law, by action of the Pension Committee at any time without the consent of any Employee, Member, or beneficiary. No amendment to the Plan shall reduce any benefits that any Member has been deemed to accrue under Article IV of this Plan on the date of the amendment. Upon the termination of this Plan, any benefits that have been deemed to accrue will be payable only in accordance with the time and manner of payment as provided under Article IV.


                     ARTICLE VI - ADMINISTRATION OF THE PLAN

                  6.1 General Administration.

                           (a) The operation and administration of the Plan will be controlled and managed by the Employer, acting through the Pension Committee.

                           (b) The Pension Committee shall, from time to time, establish guidelines with respect to the administration, claims review and appeal procedures under this Plan. The Pension Committee has the sole discretion to make decisions and take any action with respect to questions arising in connection with the Plan, including the construction and interpretation of the Plan.

                           (c) The Pension Committee shall, not less frequently than annually, provide Members with a statement reporting the Member's current bookkeeping account balance.

                           (d) The Pension Committee shall exercise its duties hereunder, and it may designate any other person or persons to carry out its functions and responsibilities.

                           (e) All decisions, actions or interpretations of the Pension Committee will be final, conclusive and binding on all parties.

                  6.2 Governing Law. The text of this Plan will control and the headings to the Articles and Sections are for reference purposes only and do not limit or extend the
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meaning of any of the Plan's provisions. The Plan will be governed by and construed in accordance with the laws of the State of New Jersey, except to the extent New Jersey law is preempted by federal law. In the event any applicable federal law is inconsistent with New Jersey State law, but such federal law does not preempt New Jersey State law, then New Jersey State law will control.

                  6.3 Records. The records of the Employer will be conclusive in respect of the determination of a Member's eligibility, the calculation of benefits, and all other matters involved in the administration of this Plan.

                  6.4 Gender. Any reference to the masculine gender shall include the feminine.


                    ARTICLE VII - NON-DUPLICATION OF BENEFITS

                  7.1 If a Member participates in another non-qualified plan, which is sponsored by the Employer, any affiliated employer or other corporations that are members of a controlled group of corporations of which the Employer is a member, within the meaning of Section 1563(a) of the Code, benefits payable under the other non-qualified plan, to the extent attributable to the Section 401(a)(17) limits affecting the Savings Plan, which are the subject of this Plan, will be reduced by the benefits otherwise payable under this Plan. The decision of the Pension Committee as to duplication of benefits otherwise payable under this Plan will be final. For this purpose, if the other plans have as their purpose the intent to recompense its eligible participants for amounts affected by the Code Section 401(a)(17) limits, it will be deemed a non-qualified plan regardless of the terminology employed.